UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2023

Zevra Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36913	20-5894398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1180 Celebration Boulevard, Suite 103

Celebration, FL 34747

(Address of principal executive offices) (Zip Code)

(321) 939-3416

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ZVRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On August 30, 2023, Zevra Therapeutics, Inc., a Delaware corporation (“Zevra”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Zevra, Aspen Z Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Zevra (“Merger Sub”), and Acer Therapeutics Inc., a Delaware corporation (“Acer”). Each of the board of directors of Zevra (the “Zevra Board”) and the board of directors of Acer (the “Acer Board”) have unanimously approved the Merger Agreement.

Pursuant to and on the terms and conditions set forth in the Merger Agreement, at the time the Merger becomes effective (the “Effective Time”), Merger Sub will merge with and into Acer, with Acer continuing as the surviving entity and as a wholly owned subsidiary of Zevra (the “Merger”).

At the Effective Time, each share of common stock of Acer, par value $0.0001 per share (the “Acer Common Stock”), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive (i) 0.120 fully paid and non-assessable shares of common stock of Zevra, par value $0.0001 per share (“Zevra Common Stock”) and (ii) one non-transferable contingent value right (a “Contingent Value Right”) to be issued by Zevra, which will represent the right to receive one or more contingent payments, if any, upon the achievement of certain milestones, subject to and in accordance with the terms and conditions of the Contingent Value Rights Agreement (as defined below) (such consideration collectively, the “Merger Consideration”). Based on 22,463,726 shares of Acer Common Stock currently issued and outstanding, Zevra anticipates issuing an aggregate of 2,960,507 shares of Zevra Common Stock at the Effective Time.

Effective as of immediately prior to the Effective Time, all outstanding and unexercised compensatory options to purchase shares of Acer Common Stock will be cancelled without any cash or other consideration being paid in respect thereof. Additionally, Acer will use its reasonable best efforts to cause any outstanding warrants to purchase shares of Acer Common Stock to be amended to provide that such warrants will be canceled, terminated and extinguished without consideration at the Effective Time.

The consummation of the Merger is subject to certain conditions, including: (i) the adoption of the Merger Agreement by Acer’s stockholders; (ii) the receipt of U.S. federal antitrust clearance and certain other specified required regulatory filings and approvals; (iii) the absence of any law or judgment, order or decree enjoining, prohibiting or making illegal the consummation of the Merger; (iv) the absence of a material adverse effect on Acer; (v) the representations and warranties of Acer, Zevra and Merger Sub being true and correct, subject to the materiality standards contained in the Merger Agreement; and (vii) Acer, Zevra and Merger Sub having complied in all material respects with their respective obligations under the Merger Agreement.

The Merger Agreement includes customary representations, warranties and covenants of Acer, Zevra and Merger Sub for a transaction of this nature, including covenants regarding the operation of Acer’s business prior to the Effective Time.

Acer has agreed to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, Acer may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written acquisition proposal that the Acer Board has determined constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for both the Zevra and Acer, including” (i) if the Merger is not consummated on or before the “outside date” of February 29, 2024 (subject to extension to May 29, 2024 under certain circumstances); (ii) if the required approval of the Acer stockholders is not obtained; (iii) if any governmental entity has issued any judgment, order, injunction, rule or decree, or taken any other action permanently restraining, enjoining, making illegal or otherwise prohibiting the Merger that has become final and non-appealable; or (iv) if the other party materially breaches its representations, warranties or covenants and fails to cure such breach within the periods set forth in the Merger Agreement, provided that the terminating party is not then in breach of the Merger Agreement so as to prevent the satisfaction of its closing conditions.

The Merger Agreement may also be terminated (i) by Zevra if the Acer Board makes an Adverse Recommendation Change (as defined in the Merger Agreement) or if Acer breaches in any material respect its non-solicitation obligations or its obligations regarding Acer’s recommendation for Acer stockholders to adopt the Merger Agreement and (ii) by Acer, subject to compliance with certain terms of the Merger Agreement, in order to accept a Superior Proposal.

Acer will be required to pay Zevra a termination fee of $3.0 million in the following circumstances: (i) if Acer terminates the Merger Agreement to accept a Superior Proposal; (ii) if Acer makes an Adverse Recommendation Change; (iii) if Acer breaches in any material respect its non-solicitation obligations or its obligations regarding Acer’s recommendation for Acer stockholders to adopt the Merger Agreement; (iv) if Acer or Zevra terminates the Merger Agreement due to the failure to obtain the required Acer stockholder approval; (v) if Zevra terminates the Merger Agreement as a result of Acer materially breaching its representations, warranties or covenants and failing to cure such breach within the periods set forth in the Merger Agreement, provided that Zevra is not then in breach of the Merger Agreement so as to prevent the satisfaction of its closing conditions; (vi) if Acer terminates the Merger Agreement because of the failure to consummate the merger prior to the outside date; or (vii) if Zevra terminates the Merger Agreement because of the failure to consummate the Merger prior to the outside date, unless, but for such termination, Acer would have been entitled to terminate the Merger Agreement as a result of Zevra materially breaching its representations, warranties or covenants and failing to cure such breach within the periods set forth in the Merger Agreement, provided that Acer is not then in breach of the Merger Agreement so as to prevent the satisfaction of its closing conditions.

In addition, if an acquisition proposal is made for Acer, and the Merger Agreement is later terminated under certain circumstances and within 12 months after termination Acer enters into an acquisition proposal that is subsequently consummated, Acer will be required to pay Zevra a fee of $3.0 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Zevra, Acer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Zevra’s or Acer’s public disclosures.

Contingent Value Rights Agreement

At or prior to the Effective Time, Zevra and Merger Sub and a rights agent designated by Acer will enter into a Contingent Value Rights Agreement (the “Contingent Value Rights Agreement”). The Contingent Value Rights are contractual rights only and are not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the Securities and Exchange Commission (the “SEC”) or listed for trading. The Contingent Value Rights will not have any voting or dividend rights and will not represent any equity or ownership interest in Zevra, Merger Sub, Acer or any of their respective affiliates.

Each Contingent Value Right represents a contractual right to receive the following contingent cash payments, without interest and subject to reduction for any applicable withholding of taxes (each, a “Milestone Payment” and collectively, the “Milestone Payments”) if the following milestones (each a “Milestone” and collectively, the “Milestones”) are achieved:

•

Four Milestone Payments of up to an aggregate of $34.0 million, ranging from $7.0 million to $10.0 million, payable if Annual Net Sales (as defined in the Contingent Value Rights Agreement) of OLPRUVA (as defined in the Contingent Value Rights Agreement) during a calendar year after the closing date and until the date that is twelve years after the date of the Contingent Value Rights Agreement (the “Back-End Date”) equal or exceed certain specified dollar amounts ranging from at least $35.0 million to $200.0 million.

•

A Milestone Payment of $12.0 million based on FDA Approval (as defined in the Contingent Value Rights Agreement) of a supplemental new drug application (“NDA”) for OLPRUVA for the addition of treatment of Maple Syrup Urine Disease (as defined in the Contingent Value Rights Agreement) as a second indication to the label for OLPRUVA on or before the Back-End Date.

•	A Milestone Payment of $10.0 million based on FDA Approval of OLPRUVA for any indication other than treatment of urea cycle disorders or Maple Syrup Urine Disease on or before the Back-End Date.

•

A Milestone Payment of $20.0 million based on FDA Approval of EDSIVO (as defined in the Contingent Value Rights Agreement) for the treatment of vascular Ehlers-Danlos syndrome in patients with a confirmed type III collagen mutation on or before the Back-End Date.

•

A Milestone Payment equal to the greater of (x) 10.0% of the total cash consideration paid to Zevra or its affiliate for the license or sale of the intellectual property assets owned Acer relating to ACER-2820 (as defined in the Contingent Value Rights Agreement) or (y) $5.0 million if, on or before the Back-End Date, Zevra:

•

receives funding of at least $20.0 million from a governmental entity for development of ACER-2820 for the treatment of any indication or indications and, within three years of the date of such funding, Zevra or its affiliate either: (x) grants a license to a third party under the intellectual property assets owned Acer relating to ACER-2820 for purposes of developing and commercializing ACER-2820; or (y) sells the intellectual property assets owned Acer relating to ACER-2820 to a third party; or

•	Zevra or its affiliate obtains FDA Approval for use of ACER-2820 for treatment of any indication.

•

A Milestone Payment equal to 25.0% of the total cash consideration paid to Zevra if the U.S. Food and Drug Administration (“FDA”) issues a priority review voucher to Zevra or its affiliate in respect of FDA Approval of an NDA filed by Zevra or its affiliate for approval of ACER-2820 and Zevra or its affiliate thereafter sells such priority review voucher on or before the Back-End Date.

If applicable, each Milestone Payment would be paid only once, upon first achievement of the corresponding Milestone, regardless of the number of times such event is achieved. Additionally, Zevra has agreed to use diligent efforts to achieve the Milestones. The Contingent Value Rights Agreement and the rights of holders of Contingent Value Rights to receive Milestone Payments thereunder will terminate on the Back End Date, unless earlier terminated in accordance with its terms. There can be no assurance that any Milestone will be achieved prior to its expiration or termination of the Contingent Value Rights Agreement, or that payment will be required of Zevra with respect to the Milestones.

The foregoing description of the Contingent Value Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Contingent Value Rights Agreement, a copy of which is attached as Exhibit A to the Merger Agreement attached hereto as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.

Bridge Loan Agreement

Immediately prior to the execution of the Merger Agreement and immediately following the execution of the Loan and Note Purchase Agreements described below, Zevra and Acer entered into a bridge loan agreement (the “Bridge Loan Agreement”), providing for Zevra to make loans (collectively, the “Bridge Loan”) to Acer up to an aggregate principal amount of $16,500,000. At the time of entering into the Bridge Loan Agreement, Zevra made an initial advance to Acer in the principal amount of $10.0 million.

The Bridge Loan is being provided to Acer to support its termination agreement with Relief Therapeutics and to provide Acer with working capital, including for payments of accounts payable to support the commercial launch of OLPRUVA and the development of EDSIVO development pending the Merger’s anticipated closure.

The Bridge Loan will bear interest at 12.0% per annum. Acer’s ability to borrow the remaining $6.5 million under the Bridge Loan Agreement is subject to certain conditions and approvals by Zevra. The Bridge Loan secured by a first priority lien on substantially all the assets of Acer. Interest is paid in kind and added to the principal amount on a monthly basis, and the principal (including paid in kind interest) and accrued and unpaid interest is payable on the earliest of the termination of the Merger Agreement in accordance with its terms, the closing date of the Merger or the date when all amounts under the Bridge Loan Agreement otherwise become due upon its terms.

The foregoing description of the Bridge Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Loan Agreement, a copy of which is attached as hereto as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Loan and Note Purchase Agreements

Immediately prior to the execution of the Bridge Loan Agreement and the Merger Agreement described above, on August 30, 2023, Zevra purchased certain indebtedness of Acer held by Nantahala Capital Management, LLC (“NCM”), certain of its affiliates and certain other parties (collectively with NCM, “Nantahala”) pursuant to a Loan Purchase Agreement and a Note Purchase Agreement, each as described below and referred to herein collectively as the “Loan and Note Purchase Agreements.”

Loan Purchase Agreement

Under a Loan Purchase Agreement with Nantahala (the “Loan Purchase Agreement”), Zevra purchased the SWK Loans (as defined below) that Nantahala had acquired on June 16, 2023 for (i) $12.0 million in cash; (ii) 98,683 shares of Zevra Common Stock; and (iii) a secured promissory note payable by Zevra to Nantahala in the original principal amount of $5.0 million (the “Nantahala Note”). The Zevra Common Stock was issued in a transaction exempt from the registration requirement of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) pursuant to Section 4(a)(2) thereof. Zevra relied, in part, upon representations in the Loan Purchase Agreement that NCM and each of the other parties was an accredited investor as defined in Regulation D under the Securities Act. The number of shares of Zevra Common Stock was calculated by dividing $5.0 million by the volume weighted average trading price (“VWAP”) of shares of Zevra Common Stock during the 20 consecutive trading days ending on the trading date prior to the date of the Loan Purchase Agreement, which equaled $5.0667 per share.

The Nantahala Note will initially bear interest at 9.0% per annum, payable quarterly in arrears in cash. The interest rate will increase to 12.0% per annum if the Nantahala Note remains unpaid after six month from its issue date. The additional 3.0% interest will be paid in shares of Zevra Common Stock based on the VWAP of Zevra Common Stock during the 20 consecutive trading days ending on the date before such interest payment date. Beginning on the first interest payment date following the second anniversary of the Nantahala Note, and on each interest payment date thereafter, Zevra is required to make $0.6 million amortization payments on the Nantahala Note until it is paid in full. All principal and unpaid interest on the Nantahala Note is due on the third anniversary of the Nantahala Note, August 30, 2026. Zevra may prepay the Nantahala Note at any time without penalty.

As of the date hereof, the Nantahala Note is secured by Zevra’s interest in (i) the loan assets under the Loan Purchase Agreement; (ii) the note assets under the Note Purchase Agreement described below; (iii) the Bridge Loan; and (iv) the proceeds therefrom.

The SWK Loans purchased by Zevra from Nantahala under the Loan Purchase Agreement consist of: (i) an original senior secured term loan facility made available to Acer in an aggregate amount of $6.5 million (the “Original Term Loan”) and funded on March 14, 2022; and (ii) an additional senior secured term loan made to Acer in an aggregate amount of $7.0 million in a single borrowing which funded on January 31, 2023 (the “Second Term Loan”, and together with the Original Term Loan, the “SWK Loans”). The aggregate outstanding principal, accrued interest and other fees and premiums on the SWK Loans was approximately $20.2 million as of August 29, 2023.

In connection with the sale of the SWK Loans from Nantahala to Zevra under the Loan Purchase Agreement, there were no changes to any of the contractual provisions of the SWK Loans, except that in connection with the Bridge Loan, the security interest under the SWK Loans was subordinated to the Bridge Loan.

Note Purchase Agreement

Under a Note Purchase Agreement with Nantahala (the “Note Purchase Agreement”), Zevra purchased the Marathon Convertible Notes (described below) that Nantahala had acquired on June 16, 2023. Zevra acquired the Marathon Convertible Notes in exchange for the issuance of 2,171,038 shares of Zevra Common Stock in a transaction exempt from the registration requirement of the Securities Act pursuant to Section 4(a)(2). Zevra relied, in part, upon representations in the Note Purchase Agreement that NCM and each of the other parties was an accredited investor as defined in Regulation D under the Securities Act. The number of shares of Zevra Common Stock was calculated by dividing $11.0 million by the VWAP of shares of Zevra Common Stock during the 20 consecutive trading days ending on the trading date prior to the date of the Note Purchase Agreement, which equaled $5.0667 per share.

The Marathon Convertible Notes are secured convertible notes in an aggregate amount of $6.0 million that Acer issued and sold to MAM Aardvark, LLC (“Marathon”) and Marathon Healthcare Finance Fund, L.P. (“Marathon Fund” and together with “Marathon”, each a “Holder” and collectively the “Holders”) pursuant to a Marathon Convertible Note Purchase Agreement which closed on March 14, 2022. On January 30, 2023, Acer entered into an Amendment Agreement (the “Marathon Amendment Agreement”) with the Holders with respect to the Marathon Convertible Notes. The aggregate outstanding principal, accrued interest and other fees and premiums on the Marathon Convertible Notes was approximately $15.1 million as of August 29, 2023.

In connection with the sale of the Marathon Convertible Notes from Nantahala to Zevra under the Note Purchase Agreement, there were no changes to any of the contractual provisions of the Marathon Convertible Notes, except that in connection with the Bridge Loan, the Marathon Convertible Notes were also subordinated to the Bridge Loan.

The foregoing description of the Loan Purchase Agreement and Note Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Purchase Agreement and Note Purchase Agreement, respectively, copies of which are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated in this Item 1.01 by reference.

Registration Rights Agreement

In connection with entering into the Loan and Note Purchase Agreements, Zevra and Nantahala concurrently entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Zevra agreed to file a resale registration statement with respect to the resale of the Zevra Common Stock issuable under the Loan and Note Purchase Agreements and the Nantahala Note not later than 60 calendar days following the date of the Loan and Note Purchase Agreements, and to use its commercially reasonable efforts to cause such resale registration statement to be declared effective 90 days after such date; provided, however, that if the Securities Act requires Zevra to include in such registration statement historical financial statements and pro forma financial information due to a business combination transaction that has occurred or is probable to occur, then the filing deadline is extended to the 71st calendar day following the date on which a Current Report on Form 8-K is required to be filed disclosing the consummation of such transaction. Zevra will be obligated to pay liquidated damages in certain instances, including if Zevra fails to file the registration statement when required, fails to cause the registration statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the registration statement pursuant to the terms of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated in this Item 1.01 by reference.

Voting and Support Agreement

Contemporaneously with the execution of the Merger Agreement, Zevra, Merger Sub, and certain stockholders of Acer (the “Acer Stockholders”), entered into a voting and support agreement (the “Voting and Support Agreement”). The Acer Stockholders hold, collectively, approximately 25% of the voting power of the Acer Common Stock. Pursuant to the Voting and Support Agreement, the Acer Stockholders agreed to, among other things, vote all of their shares in Acer that they own as of the record date for the Acer stockholder meeting in favor of the adoption of the Merger Agreement.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting and Support Agreement, a copy of which is attached as hereto as Exhibit 10.5 and is incorporated in this Item 1.01 by reference.

Stockholders Agreement

In connection with of the Merger, a certain stockholder of Acer entered into, and Acer agreed to use its reasonable best efforts to cause certain other stockholders to enter into joinders to, a stockholders agreement with Zevra (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, the stockholders party thereto agreed to, or would agree to, among other things, vote all of their shares in Zevra that they own in favor of each nominee included in the Zevra Board’s slate of nominees for each election of directors and in favor of each matter approved by the Zevra Board and submitted to stockholders of Zevra for the approval of stockholders following the Closing of the Merger and until the second anniversary of the closing date of the Merger (the “Trigger Date”). In addition, the stockholders party to the Stockholders Agreement will be subject to customary standstill provisions, subject to certain exceptions, until the Trigger Date.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Stockholders Agreement, a copy of which is attached as hereto as Exhibit B to the Merger Agreement attached hereto as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.

Amended IP License Agreement and IP Termination Agreement

As a condition to entering into the Merger Agreement, Acer and Relief Therapeutics Holding SA (“Relief”) entered into an exclusive license agreement on August 30, 2023 (the “Exclusive License Agreement”) and a termination agreement (the “Termination Agreement”) terminating the collaboration and license agreement , dated March 19, 2021, by and between Acer and Relief (the “CLA”).

Pursuant to the Exclusive License Agreement, Relief will hold exclusive development and commercialization rights for OLPRUVA™ in the European Union, Liechtenstein, San Marino, Vatican City, Norway, Iceland, Principality of Monaco, Andorra, Gibraltar, Switzerland, United Kingdom, Albania, Bosnia, Kosovo, Montenegro, Serbia and North Macedonia (Geographical Europe). Acer will have the right to receive a royalty of up to 10.0% of the net sales of OLPRUVA™ in Geographical Europe.

In accordance with the terms of the Termination Agreement, Relief will receive an upfront payment from Acer of $10.0 million (which payment was funded with the Bridge Loan described above) with an additional payment of $1.5 million due on the first-year anniversary of the $10.0 million payment. Acer has also agreed to pay a 10.0% royalty on net sales of OLPRUVA™ worldwide, excluding Geographical Europe, and 20.0% of any value received by Acer from certain third parties relating to OLPRUVA™ licensing or divestment rights, all of the foregoing which are capped at $45.0 million, for total payments to Relief of up to $56.5 million.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 2.03 under “Loan and Note Purchase Agreements” of this Report is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 under “Loan and Note Purchase Agreements” of this Report is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On August 31, 2023, Zevra and Acer issued a joint press release announcing the entrance into the Merger Agreement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, Zevra plans to provide supplemental information regarding the Merger in a conference call and live audio webcast with a slide presentation scheduled for August 31, 2023, at 8:30 a.m., Eastern Time. A copy of the slide presentation is attached as Exhibit 99.2 hereto.

The information contained in Item 7.01 of this Form 8-K (including Exhibit 99.1 and 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial performance, including the anticipated closing of and synergies related to the Merger, our industry, business strategy, plans, goals and expectations concerning our market position, future operations and other financial and operating information.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: uncertainties as to the timing of the consummation of the proposed transactions and the ability of the parties to consummate the proposed transactions; the satisfaction of the conditions precedent to consummation of the proposed transactions, including the approval of Acer’s stockholders; the ability to obtain required regulatory approvals at all or in a timely manner; any litigation related to the proposed transaction; disruption of Acer’s or Zevra’s current plans and operations as a result of the proposed transaction; the ability of Acer or Zevra to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the ability of Zevra to successfully integrate Acer’s operations, products, product candidates and technology ; the ability of Zevra to implement its plans, forecasts and other expectations with respect to Acer’s business after the completion of the transaction and realize additional opportunities for growth and innovation; the ability of Zevra to realize the anticipated synergies and related benefits from the proposed transaction in the anticipated amounts or within the anticipated timeframes or at all; and the ability to maintain relationships with Zevra’s and Acer’s respective employees, customers, other business partners and governmental authorities. These and other important factors are discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 7, 2023, as updated by our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2023, and in our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made herein. Any such forward-looking statements represent management’s beliefs as of the date of this Current Report on Form 8-K. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed Merger, Zevra and Acer will file relevant materials with the SEC, including a Zevra registration statement on Form S-4 that will include a proxy statement of Acer and will also constitute a prospectus of Zevra, and a definitive proxy statement will be mailed to shareholders of Acer. INVESTORS AND SECURITY HOLDERS OF ZEVRA AND ACER ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS THAT WILL BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE PROPOSED TRANSACTION AND THE RISKS ASSOCIATED WITH THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain, without charge, a copy of the registration statement, the proxy statement/prospectus and other relevant documents filed with the SEC (when available) from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Zevra will be available free of charge on Zevra’s investor relations website at investors.zevra.com under the tab “SEC Filings.” Copies of the documents filed with the SEC by Acer will be available free of charge on Acer’s investor relations website at www.acertx.com/investor-relations under the tab “SEC Filings.”

Participants in the Solicitation

Zevra, Acer and certain of their directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies with respect to the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Acer in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding Zevra’s directors and executive officers is contained in Zevra’s definitive proxy statement, which was filed with the SEC on March 15, 2023, the definitive proxy statement filed by Daniel J. Mangless, together with the other participants named therein, which was filed with the SEC on March 17, 2023, and Zevra’s Current Reports on Form 8-K, filed with the SEC on March 30, 2023, May 8, 2023, May 15, 2023, and August 7, 2023. Information regarding Acer’s directors and executive officers is contained in Acer’s definitive proxy statement, which was filed with the SEC on April 14, 2023. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of Zevra’s security holders generally, by reading the proxy statement/prospectus and other relevant documents regarding the transaction, which will be filed with the SEC. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at www.sec.gov and Zevra’s or Acer’s investor relations websites as described above.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication does not constitute a prospectus or prospectus equivalent document.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. In connection with the proposed transactions, Zevra will file a registration statement on Form S-4 that will include a proxy statement of Acer and will also constitute a prospectus of Zevra. INVESTORS AND SECURITY HOLDERS OF ZEVRA AND ACER ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of August 30, 2023 by and among Zevra Therapeutics, Inc., Aspen Z Merger Sub, Inc., and Acer Therapeutics Inc.

10.1	Bridge Loan Agreement dated as of August 30, 2023 by and between Zevra Therapeutics, Inc. and Acer Therapeutics Inc.

10.2*	Loan Purchase Agreement dated as of August 30, 2023 by and among Zevra Therapeutics, Inc., and Nantahala Capital Management, LLC and the other sellers party thereto.

10.3*	Note Purchase Agreement dated as of August 30, 2023 by and among Zevra Therapeutics, Inc., and Nantahala Capital Management, LLC and the other sellers party thereto.

10.4	Registration Rights Agreement dated as of August 30, 2023 by and among Zevra Therapeutics, Inc., and each of the sellers party thereto.

10.5*	Voting and Support Agreement dated as of August 30, 2023 by and among Zevra Therapeutics, Inc., Aspen Z Merger Sub, Inc., and certain stockholders of Acer Therapeutics Inc.

99.1	Press Release, dated August 31, 2023

99.2	Presentation, dated August 31, 2023

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

*	In accordance with Item 601(a)(5) of Regulation S-K, certain schedules to this agreement have been omitted (as marked by asterisks).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zevra Therapeutics, Inc.

Date: August 31, 2023	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer